Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Stock Exchanges

NEWS

Vista Gold Corp. Announces Filing of Preliminary Short Form Base Shelf Prospectus and Registration Statement

Denver, Colorado, April 17, 2009 — Vista Gold Corp. (“Vista” or the “Corporation”) (TSX & NYSE Amex: VGZ) is pleased to announce that it filed today a preliminary short form base shelf prospectus with the securities commissions in each province and territory of Canada (other than Quebec) and a corresponding shelf registration statement on Form S-3 with the United States Securities and Exchange Commission (collectively, the “Offering Documents”).  The Offering Documents, when brought effective, will allow Vista to make offerings of common shares, debt securities, warrants, subscription receipts or units for initial aggregate proceeds of up to US$200 million during the next 25 months to potential purchasers in each province and territory of Canada (other than Quebec) and the United States.  Vista expects that it will need to fund the initial capital requirements for the construction and development of its Paredones Amarillos gold project, once necessary permits and approvals have been received.  Although the initial financings under the Offering Documents are expected to be used for the construction and development of our existing properties, the proceeds from financings under the Offering Documents may also be used by Vista to fund development of its other existing or acquired mineral properties, acquisitions, working capital requirements, repayment of outstanding indebtedness from time-to-time or for other general corporate purposes.  The Offering Documents provide Vista with a flexible and efficient approach for completing future financings for corporate growth and development.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This news release shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Vista Gold

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has undertaken programs to advance our Paredones Amarillos gold project, including the completion of a bankable feasibility study and the purchase of long delivery equipment items for use at that project. A drilling program was completed on our Mt Todd project in 2008 and a new resource estimate was completed early in 2009. Metallurgical studies are underway and a new pre-feasibility study is expected to be completed during 2009. Vista’s other holdings include the Guadalupe de los Reyes project in Mexico, the Yellow Pine project in Idaho, the Awak Mas project in Indonesia, and the Long Valley project in California.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including those relating to the proposed financing by Vista, are forward-looking statements. The timing, occurrence and results or events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital market conditions, risks relating to fluctuations in the price of gold, uncertainties concerning reserve and resource estimates, risks relating to the status of Vista’s required governmental permits for the Paredones Amarillos gold project, delays in construction of the Paredones Amarillos gold project, feasibility study results and the estimates on which they are based and studies and timing relating to new resources estimates, as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the securities commissions in each province and territory of Canada and with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.